Exhibit 99.1

Trevena to Release First Quarter 2023 Financial Results on May 15, 2023

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Company to host a Conference Call & Webcast at 8:00 a.m. ET

CHESTERBROOK, Pa., May 9, 2023 -- Trevena, Inc. (Nasdaq: TRVN), a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system (CNS) disorders, today announced that it will release its financial results for the first quarter ended March 31, 2023, prior to the market open on Monday, May 15, 2023.

The Company will host a conference call and webcast with the investment community at 8:00 a.m. ET that same day, featuring remarks by Carrie Bourdow, President and Chief Executive Officer, Patricia Drake, SVP and Chief Commercial Officer, Mark Demitrack, M.D., SVP and Chief Medical Officer, and Barry Shin, SVP and Chief Financial Officer.

Title:	Trevena First Quarter 2023 Financial Results Conference Call & Webcast
Date:	Monday, May 15, 2023
Time:	8:00 a.m. ET
Conference Call Details:	Toll-Free: 1-844-825-9789 International: 1-412-317-5180 Conference ID: 10178141

The conference call will be webcast live from the Company’s website and will be available via the following links:
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1610714&tp_key=d4c27074df https://www.trevena.com/investors/events-presentations/ir-calendar

The webcast should be accessed 15 minutes prior to the conference call start time. A replay of the webcast will be available following the conclusion of the live broadcast and will be accessible on the Company’s website.

About Trevena

Trevena, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative medicines for patients with CNS disorders. The Company has one approved product in the United States, OLINVYK® (oliceridine) injection, indicated in adults for the management of acute pain severe enough to require an intravenous opioid analgesic and for whom alternative treatments are inadequate. The Company’s novel pipeline is based on Nobel Prize winning research and includes three differentiated investigational drug candidates: TRV045 for diabetic neuropathic pain and epilepsy, TRV250 for the acute treatment of migraine and TRV734 for maintenance treatment of opioid use disorder.

For more information, please visit www.Trevena.com

For more information, please contact:

Investor Contact:

Dan Ferry - Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

(617) 430-7576

Company Contact:

Bob Yoder

SVP and Chief Business Officer

Trevena, Inc.

(610) 354-8840